================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 20, 2003

                                   ----------

                                KITTY HAWK, INC.
             (Exact name of registrant as specified in its charter)


                 DELAWARE                                 0-25202                              75-2564006
     (State or other jurisdiction of              (Commission File Number)                  (I.R.S. Employer
              incorporation)                                                              Identification No.)

          1515 WEST 20TH STREET
             P.O. BOX 612787
     DFW INTERNATIONAL AIRPORT, TEXAS                                                            75261
 (Address of principal executive offices)                                                      (Zip Code)

       Registrant's telephone number, including area code: (972) 456-2200

                                 Not Applicable
          (Former name or former address, if changed since last report)

================================================================================

ITEM 5. OTHER EVENTS

          On October 20, 2003, Kitty Hawk, Inc. announced that its wholly-owned subsidiary Kitty Hawk Aircargo and the Kitty Hawk Pilots Association (KPA), representing the pilots and flight engineers employed by Kitty Hawk Aircargo, jointly announced the ratification of a landmark 10-year collective bargaining labor agreement.

         The collective bargaining agreement and unique 10-year strategic partnership between Kitty Hawk Aircargo and its pilots was ratified on October 17, 2003. The agreement becomes effective immediately with individual portions of the agreement to be implemented during the next 30-60 days. The airlines' professional pilots and flight engineers overwhelmingly ratified the agreement with more than 81 percent approval of the ballots cast.

         In addition to its unusually long 10-year duration, the new relationship includes some unique features - including a "no strike/no lockout" clause; limits on the timing and number of changes during the term of the agreement; as well as a special mechanism for ultimately resolving such limited proposed changes. That mechanism may be characterized as final offer or "baseball-style" binding arbitration, which provides for an outside, independent arbitrator to quickly settle any items that cannot be agreed upon by both sides after 60 days of negotiations.

         This release contains forward-looking statements relating to future business expectations. Business plans may change as circumstances warrant. Actual results may differ materially as a result of factors over which the company has no control. Such factors include, but are not limited to: worldwide business and economic conditions; changes in our business strategy or development plans; product demand and the rate of growth in the air cargo industry; the financial costs and operating limitations imposed by the unionization of our workforce; successful negotiations of the limited changes allowed in the new collective bargaining agreement with its pilot group; the impact of competitors and competitive aircraft; the cost and availability of aircraft or replacement parts; the ability to attract and retain new and existing customers; the cost and availability of jet fuel; increased foreign political instability and acts of war or terrorism; normalized aircraft operating costs and reliability; and changes in government regulation and policies. The Company undertakes no obligation to update or revise any forward-looking statements contained in this release for events or circumstances after the date on which such forward-looking statements are made. New factors emerge from time to time, and it is not possible for the Company to predict all such factors.

                                      *****

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 KITTY HAWK, INC.

Date: October 20, 2003
                                 By: /s/ Steven E. Markhoff
                                     ------------------------------------------
                                 Name:  Steven E. Markhoff
                                 Title: Vice President Strategic Planning,
                                        General Counsel and Corporate Secretary